EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59210, 333-71596, 333-118113 and 333-130406) and on Form S-3 (Nos. 333-46055, 33-38869, 333-45377, 333-56873, 333-62156, 333-69294, 333-82212, 333-121502, 333-121504, 333-125077, 333-131393, 333-135816, 333-135962 and 333-137093) of Vector Group Ltd. of our report dated February 7, 2005 relating to the financial statements of Koa Investors, LLC as of and for the year ended December 31, 2004, which appears in this Form 10-K/A.
/s/ Weiser LLP
New York, NY
March 21, 2007